Exhibit (j) under Form N-1A
                               Exhibit (23) under Item 601/Reg. S-K




               Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for Federated Institutional High Yield Bond Fund in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A, No. 33-54445) of Federated Institutional Trust, and to the incorporation by reference of our report dated December 12, 2005 on Federated Institutional High Yield Bond Fund included in the Annual Report to Shareholders for the fiscal year ended October 31, 2005.



                                                ERNST & YOUNG LLP


Boston, Massachusetts
December 23, 2005